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Exhibit 99.1

Transitional Disclosures Relating to the Adoption of Statement of Financial
Accounting Standards No. 142 (amounts in thousands except per share amounts)
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                                                                                                              Six months ended
                                                         Year ended October 31,                                  April 30,
                                           1997          1998          1999         2000          2001         2001          2002

Income before income taxes
 and extraordinary item
   As reported                         $107,646      $134,293      $162,750     $230,966     $ 337,889        $135,546     $152,810
   Amortization of goodwill                   -           143         1,246        1,800         1,823             840
   Adjusted                            $107,646      $134,436      $163,996     $232,766      $339,712        $136,386     $152,810


Income before
 extraordinary loss
   As reported                         $ 67,847      $ 85,819      $103,027     $145,943     $ 213,673        $ 85,703      $97,004
   Amortization of goodwill                   -            90           786        1,135         1,149             531
   Adjusted                            $ 67,847      $ 85,909      $103,813     $147,078     $ 214,822        $ 86,234     $ 97,004


Net income
   As reported                          $65,075       $84,704      $101,566     $145,943      $213,673         $85,703     $ 97,004
   Amortization of goodwill                   -            90           786        1,135         1,149             531
   Adjusted                             $65,075       $84,794      $102,352     $147,078      $214,822         $86,234     $ 97,004


      BASIC EARNINGS PER SHARE

Income before
 extraordinary loss
   As reported                           $ 0.99         $1.18         $1.40        $2.01        $ 2.98           $1.18        $1.38
   Adjusted                              $ 0.99         $1.18         $1.41        $2.03        $ 3.00           $1.19        $1.38

Net income
   As reported                            $0.95         $1.16         $1.38        $2.01         $2.98           $1.18        $1.38
   Adjusted                               $0.95         $1.16         $1.39        $2.03         $3.00           $1.19        $1.38

Weighted average shares
   outstanding                           68,254        72,965        73,378       72,537        71,670          72,591       70,425

       DILUTED EARNINGS PER SHARE

Income before
 extraordinary loss
   As reported                            $0.93         $1.12         $1.38        $1.95         $2.76           $1.09        $1.29
   Adjusted                               $0.93         $1.12         $1.39        $1.97         $2.78           $1.10        $1.29

Net income
   As reported                            $0.89         $1.11         $1.36        $1.95         $2.76           $1.09        $1.29
   Adjusted                               $0.89         $1.11         $1.37        $1.97         $2.78           $1.10        $1.29


Weighted average shares
   outstanding                           74,525        76,721        74,872       74,825        77,367          78,697       75,241

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